UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

May 10, 2013
Date of Report (Date of earliest event reported)

GREENLITE VENTURES INC.
(Exact name of registrant as specified in its charter)

N/A
(Former name or former address if changed since last report)

NEVADA	000-51773	91-2170874
(State or other jurisdiction of	(Commission File	(IRS Employer Identification No.)
incorporation)	Number)

Suite 201, 810 Peace Portal Drive
Blaine, WA	98230
(Address of principal executive offices)	(Zip Code)

(360) 220-5218
Registrant's telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

____ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

____ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

____ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

____ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

ITEM 5.03             AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR.

Amendment To Articles Of Incorporation

Effective May 10, 2013, Greenlite Ventures Inc. (the "Company") amended its Articles of Incorporation in accordance with Article 78.207 of Chapter 78 of the Nevada Revised Statutes by decreasing its issued and authorized common stock on a one-for-forty basis (the “Reverse Split”). Accordingly, the Company’s authorized common stock was decreased from 400,000,000 shares, par value $0.001 per share, to 10,000,000 shares, par value $0.001 per share and the issued and outstanding shares of common stock decreased correspondingly from 100,666,664 shares to 2,511,671 shares.

As a result of the Reverse Split, the Company’s common stock will trade under the symbol “GLTVD” for a period of 20 trading days beginning May 10, 2013. After 20 trading days, the Company’s symbol will be GRNL.

A copy of the Company’s filed stamped Certificate of Change to its authorized capital is attached as an exhibit to this report.

ITEM 9.01             FINANCIAL STATEMENTS AND EXHIBITS.

(d)             Exhibits

Exhibit Number	Description of Exhibit

3.1	Certificate of Change Pursuant to NRS 78.209 decreasing the authorized capital of common stock to 10,000,000 shares, par value $0.001 per share.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREENLITE VENTURES INC.
Date: May 14, 2013
	By:	/s/ Howard Thomson

HOWARD THOMSON
President and Chief Executive Officer